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                                                                    Exhibit 23.1

                                Exhibits to S-3

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXX) and related Prospectuses of Wal-Mart Stores, Inc. and Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. (collectively, the "Finance Subsidiaries") for the registration of $6,000,000,000 of debt securities of Wal-Mart Stores, Inc. and the Finance Subsidiaries and to the incorporation by reference therein of our report dated March 26, 2001, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 2001, as amended, filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP

Tulsa, Oklahoma
July __, 2001